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                                                                   EXHIBIT 11.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

                        STATEMENT REGARDING COMPUTATION
                           OF NET EARNINGS PER SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                                                                            THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                DECEMBER 30,          DECEMBER 30,
                                                                            --------------------  --------------------
                                                                              1997       1996       1997       1996
                                                                            ---------  ---------  ---------  ---------
Basic earnings per share computation:
Net earnings..............................................................  $  (1,283) $     807  $    (935) $   1,303
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Common shares outstanding at the beginning of the period..................     19,249     17,855     19,245     17,847
Weighted average common shares added during the period....................          3        616          1        314
                                                                            ---------  ---------  ---------  ---------
Weighted average common shares outstanding at the end of the period.......     19,252     18,471     19,246     18,161
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Basic earnings per share..................................................  $   (0.07) $    0.04  $   (0.05) $    0.07
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Diluted earnings per share computation:
Net earnings..............................................................  $  (1,283) $     807  $    (935) $   1,303
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Common shares outstanding at the beginning of the period..................     19,249     17,855     19,245     17,847
Weighted average common shares added during the period....................          3        616          1        314
                                                                            ---------  ---------  ---------  ---------
Weighted average common shares outstanding at the end of the period.......     19,252     18,471     19,246     18,161
Effect of dilutive securities and common stock equivalents................        341        913        340        883
                                                                            ---------  ---------  ---------  ---------
Adjusted weighted average common shares outstanding at the end of the
  period..................................................................     19,593     19,384     19,586     19,044
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Diluted earnings per share................................................  $   (0.07) $    0.04  $   (0.05) $    0.07
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------

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